AMENDMENT

AMENDMENT dated as of June 30, 2025 (“Effective Date”), amongst each entity listed on Schedule I attached hereto (each, a “Fund”, and collectively, the “Funds”) and The Bank of New York Mellon (“BNY”).

WHEREAS, the Funds and BNY have entered into a Custody Agreement dated as of September 30, 2014, as amended from time to time (the “Agreement”), pursuant to which BNY provides services to the Funds, one or more of which is a registered closed-end investment company;

WHEREAS, in connection with the formation of AMG Pantheon Infrastructure Lead Fund, LLC and AMG Pantheon Infrastructure Subsidiary Fund, LLC (together, the “Infrastructure Subsidiary Funds”), each a wholly owned subsidiary of AMG Pantheon Infrastructure Fund, LLC, the parties desire to add the Infrastructure Subsidiary Funds as parties to the Agreement; and

WHEREAS, the parties desire to make clear that, subject to the conditions below, the terms and provisions of the Agreement shall be construed to apply to the Infrastructure Subsidiary Funds;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants, agreements and promises contained in this Amendment, the parties hereto, intending to be legally bound, agree as follows:

1. Amendments to the Agreement. Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2. Acceptance of Agreement and Fees. BNY and the Infrastructure Subsidiary Funds hereby agree to be bound by the terms of the Agreement, including this Amendment, and the Infrastructure Subsidiary Funds hereby appoint BNY to provide them with the services set forth in the Agreement, and BNY agrees to provide the services set forth in the Agreement to the Funds, including the Infrastructure Subsidiary Funds. The Infrastructure Subsidiary Funds shall be parties to the Agreement as non-RICs and as Additional Funds as of the date of this Amendment. As compensation for services to be rendered to the Infrastructure Subsidiary Funds pursuant to the terms of the Agreement, the Infrastructure Subsidiary Funds shall pay a fee to BNY as may be agreed to in writing by the parties.

3. This Amendment shall become effective upon execution by the parties hereto. From and after the execution hereof, any reference to the Agreement shall be a reference to the Agreement as amended hereby.

4. Except as amended hereby, the Agreement shall remain in full force and effect.

5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

6. This Amendment shall be governed by the laws of the State of New York.

[Signature Page

Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

AMG PANTHEON FUND, LLC		AMG PANTHEON MASTER FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name: Thomas Disbrow		Name: Thomas Disbrow
Title: Treasurer		Title: Treasurer

AMG PANTHEON SUBSIDIARY FUND, LLC		AMG PANTHEON LEAD FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name: Thomas Disbrow		Name: Thomas Disbrow
Title: Treasurer		Title: Treasurer

AMG PANTHEON CREDIT SOLUTIONS FUND		AMG PANTHEON CREDIT SOLUTIONS SUBSIDIARY FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name: Thomas Disbrow		Name: Thomas Disbrow
Title: Treasurer		Title: Treasurer

AMG PANTHEON CREDIT SOLUTIONS LEAD FUND, LLC		AMG PANTHEON INFRASTRUCTURE FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name: Thomas Disbrow		Name: Thomas Disbrow
Title: Treasurer		Title: Treasurer

AMG PANTHEON INFRASTRUCTURE LEAD FUND, LLC		AMG PANTHEON INFRASTRUCTURE SUBSIDIARY FUND, LLC

By:	/s/ Thomas Disbrow	By:	/s/ Thomas Disbrow
Name: Thomas Disbrow		Name: Thomas Disbrow
Title: Treasurer		Title: Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name: Allison M. Gardner
Title: Senior Vice President
July 1, 2025

SCHEDULE I

LIST OF FUNDS

AMG Pantheon Fund, LLC

AMG Pantheon Master Fund, LLC

AMG Pantheon Subsidiary Fund, LLC

AMG Pantheon Lead Fund, LLC

AMG Pantheon Credit Solutions Fund

AMG Pantheon Credit Solutions Subsidiary Fund, LLC

AMG Pantheon Credit Solutions Lead Fund, LLC

AMG Pantheon Infrastructure Fund, LLC

AMG Pantheon Infrastructure Lead Fund, LLC

AMG Pantheon Infrastructure Subsidiary Fund, LLC